UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2009

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800) 829-0965
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 6, 2009, the Board of Directors of Sprint Nextel Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, adopted and approved amendments to the Company’s bylaws by adding a new paragraph §3.2(b), which provide for the right of stockholders who, individually or collectively, own at least 10% of all issued and outstanding shares of common stock of the Company to call a special meeting of stockholders. Previously, a special meeting of stockholders could only be called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.
The foregoing is a summary of the material amendments to the Company’s bylaws and is qualified in its entirety by the amended and restated bylaws, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Sprint Nextel Corporation, effective November 6, 2009.

99.1	Press Release, dated November 11, 2009, Announcing Approval of Amendment to Sprint Nextel Corporation’s Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
Date: November 11, 2009	By:	/s/ Timothy O’Grady
Timothy O’Grady
Assistant Secretary

EXHIBIT INDEX

Number	Exhibit
3.1	Amended and Restated Bylaws of Sprint Nextel Corporation, effective November 6, 2009.

99.1	Press Release, dated November 11, 2009, Announcing Approval of Amendment to Sprint Nextel Corporation’s Bylaws.